Exhibit 99.1

Repligen Corporation 41 Seyon Street Building #1, Suite 100 Waltham, Massachusetts 02453

Repligen Corporation Announces Agreement to Acquire Process Analytics Innovator

C Technologies and Reports Preliminary First Quarter 2019 Financial Results

•	Proposed acquisition establishes a key franchise for Repligen in the rapidly growing Process Analytics segment of bioprocessing

•	Adds a market leader in protein concentration measurement with proprietary and differentiated spectroscopy technology

•	Complements and advances our systems strategy in Chromatography and Filtration

•	C Technologies is expected to contribute approximately $16-$17 million in revenue and be accretive to Repligen’s adjusted earnings per share in 2019

•	Repligen reports preliminary first quarter 2019 financial results, highlighted by 35%-37% year-over-year organic growth

WALTHAM, MA, April 26, 2019 — Repligen Corporation (NASDAQ:RGEN), a life sciences company focused on bioprocessing technology leadership, today announced that it has entered into a definitive agreement to acquire privately-held C Technologies, Inc. for approximately $240 million, comprised of $192 million in cash plus $48 million in Repligen common stock. C Technologies recorded revenue of $23.7 million in 2018, and is projected to generate $27-$29 million in revenue (pro forma) in 2019, led by the success of its SoloVPE product-line which is considered a gold standard for measuring protein concentration in biopharmaceutical manufacturing. We believe the acquisition of C Technologies will establish Repligen in the rapidly growing Process Analytics segment of bioprocessing with best-in-class protein measurement technologies and a strong foundation for next-generation product development.

C Technologies is an analytics company with a market-leading portfolio of spectroscopy products used primarily in biopharmaceutical manufacturing. Over the past 10 years, C Technologies’ SoloVPE platform has become a standard in quality control and process development labs and in production-scale manufacturing for off-line or at-line protein concentration measurement. Use of the VPE technology delivers accurate and consistent protein measurement results to customers, eliminating the need for manual and time-consuming sample dilution while reducing time to results. More recently, C Technologies introduced its FlowVPE technology, which features in-line protein concentration measurement in filtration, chromatography and fill-finish applications. A key benefit of this in-line solution is the ability to monitor a manufacturing process in real time.

Tony J. Hunt, President and CEO of Repligen said, “The addition of C Technologies is a major step forward in building out a Process Analytics franchise for Repligen. We are excited to have Craig and the C Technologies team join Repligen. We look forward to further developing the core Slope Spectroscopy® technology for real-time bioprocess applications. We also plan to invest in expanding C Technologies’ commercial team to support broader global adoption of SoloVPE and FlowVPE, while continuing to deliver on the exceptional customer service for which C Technologies is well known. We believe that our acquisition of C Technologies will contribute to our continued growth in upstream and downstream markets and build on our strong first quarter performance.”

Craig Harrison, President and CEO of C Technologies said, “We are very proud of the progress and impact we have made in biopharma over the past decade. Our culture of technology innovation and customer centricity is what differentiates us and where we feel a real affinity with Repligen. We look forward to driving expanded, global adoption of our products, and continuing to advance SoloVPE and FlowVPE as standards in the industry for off-line, at-line and in-line protein concentration measurement”.

Strategic and Financial Benefits of the Transaction

•	Establishes a key franchise for Repligen in the rapidly growing process analytics segment of bioprocessing

C Technologies adds a fourth franchise—Process Analytics—to Repligen’s bioprocessing portfolio, complementing our Filtration, Chromatography and Proteins businesses. As the industry implements single-use solutions and drives process efficiency with faster turn-around between production campaigns the need for off-line, at-line and in-line measurement technologies has become more critical. C Technologies’ SoloVPE and FlowVPE product lines address these needs with rapid, accurate and consistent results while significantly reducing overall time to results for customers.

•	Adds a market-leader in protein concentration measurement with novel spectroscopy technology to our portfolio

C Technologies is a technology and market leader in bioprocess analytics focused on protein concentration measurement in bioprocessing applications. C Technologies has established a spectroscopy portfolio – encompassing systems, consumables and services – based on its patented Slope Spectroscopy® solution with variable pathlength extension (VPE) technology. C Technologies products have become widely adopted in process development, manufacturing and in quality control labs.

•	Significantly expands capabilities to enable real-time process monitoring in batch and continuous manufacturing

FlowVPE systems allow for in-line protein concentration measurement, improving overall chromatography performance and enabling real-time accurate final protein measurements in TFF filtration and final formulation. The FlowVPE system can be used in both batch and continuous manufacturing making it well-positioned for increased industry adoption.

•	Provides significant opportunity to expand global market reach through investments in C Technologies’ commercial infrastructure and in accelerated development of next-generation products

Repligen plans to expand C Technologies’ global presence by investing in its commercial organization across regions and increasing R&D funding to accelerate development of next-generation products, including technologies that align with Repligen’s filtration and chromatography systems strategy.

•	Positive projected financial impact

C Technologies recorded $23.7 million of revenue for 2018 and has grown its revenue at an annual CAGR of approximately 20% since 2015. Its products are expected to add $16-$17 million to Repligen revenue in 2019, assuming a 7-month period of Repligen ownership. For the full year 2020, C Technologies is expected to contribute $32-$34 million in incremental revenue, at gross margins well above Repligen’s corporate average of 56%-57% per Repligen’s most recent 2019 guidance. Repligen expects the transaction to be accretive to its overall EBIT margins and accretive to adjusted earnings per diluted share (EPS) in 2019.

Approvals and Financing

The transaction is expected to be completed during the second quarter of 2019, subject to the satisfaction of customary closing conditions, including the expiration or termination of the waiting period under the Hart-Scott-Rodino (HSR) Antitrust Improvements Act of 1976. To fund the transaction, Repligen intends to use its cash on hand, which totaled approximately $194 million at December 31, 2018 and potentially a committed debt financing of $125 million that it has obtained from J.P. Morgan Chase & Co.

Perella Weinberg Partners LP is acting as financial advisor and Goodwin Procter LLP is serving as legal counsel to Repligen. J.P. Morgan Chase & Co. is serving as lender, lead arranger and the sole administrative agent under the committed debt financing and Simpson Thatcher served as its legal advisor.

First Quarter Preliminary Financial Results

Repligen is today announcing preliminary financial results for its first fiscal quarter of 2019. For the three month period ended March 31, 2019, Repligen expects to report revenue in the range of $60-$61 million, representing organic growth of 35%-37%, compared to $44.8 million in revenue for the three months ended March 31, 2018. The Company expects to report fully diluted GAAP earnings per share (EPS) for the first quarter of 2019 of $0.16-$0.17, compared to $0.08 for the same period in 2018. Repligen expects to report adjusted EPS (non-GAAP) for the first quarter of 2019 of $0.27-$0.28, compared to $0.17 for the same period in 2018. Adjustments to preliminary GAAP EPS, reconciling to preliminary adjusted EPS, include the following estimated adjustments: acquisition and integration costs of $0.04, intangible amortization of $0.06 and non-cash interest expense of $0.02, and the tax effect of intangible amortization and integration costs (-$0.01), each per fully diluted share.

These financial results are preliminary estimates based on information available to management as of the date of this press release, and actual financial results could change. Repligen’s actual financial results for its fiscal first quarter ended, March 31, 2019 are subject to the completion of its financial statements for the quarter.

Use of Non-GAAP Financial Measures

The following non-GAAP measure of financial performance is included in this release and/or the slide deck that accompanies today’s webcast: adjusted earnings per diluted share (EPS). Adjusted EPS excludes gains or losses that are either isolated or cannot be expected to occur again with any regularity or predictability, tax provisions/benefits related to the previous items, benefits from tax credit carryforwards, and the impact of tax audits or events. In addition, our preliminary adjusted EPS estimates for the first quarter of

2019, as noted above, exclude: acquisition and integration costs, intangible amortization, non-cash interest expense and the tax effect of intangible amortization and acquisition costs. We exclude the above items because they are outside of our normal operations and/or, in certain cases, are difficult to forecast accurately for future periods. We believe that the use of non-GAAP measures helps investors to gain a better understanding of our core operating results and future prospects, consistent with how management measures and forecasts the company’s performance, especially when comparing such results to previous periods or forecasts.

Conference Call and Webcast

Repligen management will host a conference call and webcast at 8:30 am ET today to provide more information on this announcement. The webcast and accompanying slides can be accessed in the Investor Events & Presentations section of Repligen’s website. An audio archive of the call will be available for a limited period of time following the event.

Live event webcast link (with slides): Repligen to Acquire C Technologies

Live event dial-in:

Domestic: 1-866-777-2509

International: 1-412-317-5413

Conference ID: No passcode required

Archived event dial-in:

Domestic: 1-877-344-7529

International: 1-412-317-0888

Conference ID: 10131175

About C Technologies Inc.

C Technologies, Inc. is a privately-held, Bridgewater, NJ based company known for innovation in spectroscopy. The company designs and manufactures assemblies, instrumentation and systems for spectroscopy applications, primarily for biotech and pharmaceutical customers, and also for government, research institutions and academia. C Technologies applies its decades of experience to create innovative tools, processes, and solutions for analytical and process challenges. C Technologies’ products for protein concentration measurement are being used to support the development of new biologic and pharmaceutical products. Its leading instruments, SoloVPE and FlowVPE feature the company’s Slope Spectroscopy® which leverages the power of its patented variable pathlength extension (VPE) technology. The result is a relatively rapid, robust and repeatable concentration measurement method for biologics, small molecules or any sample traditionally analyzed with UV-Vis, overcoming the limitations of fixed pathlength methods.

About Repligen Corporation

Repligen Corporation (NASDAQ:RGEN) is a global bioprocessing company that develops and commercializes highly innovative products that deliver cost and process efficiencies to biological drug manufacturers worldwide. Our portfolio includes protein products (Protein A affinity ligands including NGL Impact™-A, cell culture growth factors), chromatography products (OPUS® pre-packed columns, chromatography resins, ELISA kits) and filtration products (including XCell™ ATF, TangenX™ SIUS™ TFF and Spectrum KrosFlo™ TFF

filters and systems). The Protein A ligands and growth factor products that we produce are essential components of Protein A affinity resins used in biologics purification, and cell culture media used to accelerate cell growth in a bioreactor. Our innovative line of OPUS® chromatography columns, used in bench-scale through commercial-scale biologics purification, are delivered pre-packed to our customers with their choice of affinity resin. Our XCell™ ATF Systems, available in stainless steel and single-use configurations, are used in perfusion processes to continuously concentrate cells and increase product yield from a bioreactor. Single-use SIUS™ TFF cassettes and hardware are used for biologic drug concentration in downstream filtration processes. KrosFlo™ TFF cartridges and systems are used in both upstream and downstream filtration processes. Repligen’s corporate headquarters are in Waltham, MA (USA), with additional administrative and manufacturing operations in Marlborough, MA, Rancho Dominguez, CA, Lund, Sweden and Ravensburg, Germany.

Forward-Looking Statements

The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements, which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Investors are cautioned that statements in this press release which are not strictly historical statements, constitute forward-looking statements, including, without limitation, express or implied statements or guidance regarding the expected results of the proposed acquisition of C Technologies on Repligen’s future financial performance, including the accretive nature and the timing of the accretive nature of the acquisition, expected synergies following the acquisition of C Technologies, customer adoption of C Technologies’ products, the expected expansion of Repligen’s product lines, the anticipated funding for the acquisition, the timing of the closing of the acquisition, Repligen’s preliminary estimates of its first quarter 2019 financial results, and other statements identified by words like “believe,” “expect,” “may,” “will,” “should,” “seek,” “anticipate,” or “could” and similar expressions. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including, without limitation, risks associated with: the risk that the proposed acquisition may not be completed in a timely manner, or at all; the occurrence of any event, change or other circumstance that could give rise to the termination of the acquisition; our ability to integrate Spectrum’s business and personnel and to achieve expected synergies; our ability to maintain or expand Spectrum’s historical sales; our ability to accurately forecast the acquisition, related restructuring costs and allocation of the purchase price, goodwill and other intangibles acquisition related and other asset adjustments; our ability to develop and commercialize products and the market acceptance of our products; reduced demand for single-use or disposable bioprocessing products that adversely impacts our future revenues, cash flows, results of operations and financial condition; our volatile stock price; and other risks detailed in Repligen’s most recent Annual Report on Form 10-K on file with the Securities and Exchange Commission and the other reports that Repligen periodically files with the Securities and Exchange Commission. Actual results may differ materially from those Repligen contemplated by these forward-looking statements. These forward looking statements reflect management’s current views and Repligen does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date hereof except as required by law.

Repligen Contact:

Sondra S. Newman

Senior Director Investor Relations

(781) 419-1881

investors@repligen.com

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